Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of November, 2022.

New SCS Spur Holdco, LLC

By:	/s/ Greg Highberger
Name:	Greg Highberger
Title:	Managing Member

SCS Spur, LLC

By:	/s/ Greg Highberger
Name:	Greg Highberger
Title:	Managing Member

LR-Permian Wireline Holdings, L.P.

By:	/s/ Greg Highberger
Name:	Greg Highberger
Title:	Managing Member

Lime Rock Partners VIII, L.P.

By:	/s/ Susan Oswald
Name:	Susan Oswald
Title:	Chief Financial Officer

Lime Rock Partners GP VIII, L.P.

By:	/s/ Susan Oswald
Name:	Susan Oswald
Title:	Chief Financial Officer

LRP GP VIII, Inc.

By:	/s/ Susan Oswald
Name:	Susan Oswald
Title:	Chief Financial Officer